Exhibit 23.1

                      Rosenberg Rich Baker Berman & Company
                                380 Foothill Road
                          Bridgewater, New Jersey 08807

                          Independent Auditor's Consent

We consent to the inclusion in Amendment No. 2 to Form 10-SB registration statement (Form 10-SB) of Ceva International, Inc. of our independent Auditor's Report, dated May 19, 2000, of the Consolidated Financial Statements for December 31, 1999 and 1998 and our Independent Auditors' Report, dated July 28, 1999, except for "SUBSEQUENT EVENTS" and "RESTATEMENT" notes to the consolidated financial statements which are dated May 19, 2000, of the Consolidated Financial Statements for December 31, 1998 (Restated) and 1997.

/s/ Rosenberg Rich Baker Berman & Company

ROSENBERG RICH BAKER BERMAN & COMPANY
Bridgewater, New Jersey
June 20, 2000